EXHIBIT 4(h)

AGREEMENT

OF

RESIGNATION, APPOINTMENT AND ACCEPTANCE

Among

THE BANK OF NEW YORK MELLON, as Resigning Trustee

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Successor Trustee

And

FIRSTENERGY CORP.

Dated as of May 16, 2012

To FirstEnergy Corp.

Indenture, Dated as of November 15, 2001

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this “Agreement”), dated as of May 16, 2012, among The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the State of New York (the “Resigning Trustee”), The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (the “Successor Trustee”) and FirstEnergy Corp., a corporation duly organized and existing under the laws of the State of Ohio (the “Company”).

WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee a certain Indenture between the Company and Bank One Trust Company, N.A. as Trustee, where the Resigning Trustee is successor trustee, dated as of November 15, 2001 to provide for the issuance from time to time of its Securities, as defined in the Indenture, in the manner as set forth in the Indenture (such Indenture as heretofore supplemented is hereinafter referred to as the “Indenture”);

WHEREAS, the Resigning Trustee has been acting as Trustee, paying agent and registrar, and in certain other capacities assigned to it under the Indenture, pursuant to which Indenture the Company has issued its Securities;

WHEREAS, Section 910(b) of the Indenture provides that the Trustee under the Indenture may at any time resign as Trustee under the Indenture by giving written notice to the Company;

WHEREAS, if the Trustee shall resign, Section 910(e) provides that the Company, by a Board Resolution, shall promptly appoint a successor Trustee;

WHEREAS, the Resigning Trustee desires to resign as Trustee as permitted by Section 910(b) of the Indenture;

WHEREAS, the Company desires to appoint the Successor Trustee as Trustee under the Indenture;

WHEREAS, the Successor Trustee desires to accept such appointment as Trustee as required by Section 911(a) of the Indenture;

WHEREAS, by Board Resolutions of the Company dated as of May 15, 2012, the Company has appointed the Successor Trustee as Trustee, paying agent and registrar under the Indenture, effective as of the Effective Date, and the undersigned officers of the Company were authorized, directed and ordered to execute and deliver this Agreement, such Board Resolutions have not been amended or revoked and are in full force and effect on the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

SUCCESSION

Section 1.01 Resignation of Trustee. Effective at the close of business on the date hereof (the “Effective Date”), the Resigning Trustee hereby resigns as Trustee, paying agent and registrar, and in all other capacities appointed and served under the Indenture. The Company accepts such resignation and waives any required notice thereof under the Indenture.

Section 1.02 Appointment of Successor Trustee. The Company hereby appoints the Successor Trustee to serve as Trustee, paying agent and registrar, and in all such other capacities served by the Resigning Trustee under the Indenture, with all the rights, powers and immunities vested in, and all duties and obligations binding on, the Trustee, on the Effective Date. In accordance with the provisions of the Indenture, all rights, powers, duties and obligations of the Trustee, shall be vested in and undertaken by the Successor Trustee.

Section 1.03 Assignment of Powers and Property. The Resigning Trustee hereby assigns, transfers and sets over to the Successor Trustee, its successors and assigns, as its successor in trust under the Indenture, all the right, title and interest of the Resigning Trustee in and to all Securities held by the Trustee, and all such other rights, powers, trusts, duties and obligations of the Resigning Trustee under the Indenture and hereby does pay over, assign and deliver to the Successor Trustee all money, Securities, all documents relating to the trust created by the Indenture, and all other property held by the Resigning Trustee under the Indenture.

Section 1.04 Company Joinder. The Company, for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee as successor Trustee under the Indenture said Securities, rights, powers, trusts, duties and obligations, at the request of the Successor Trustee, hereby joins in the execution hereof.

Section 1.05 Acceptance of Appointment. The Successor Trustee hereby accepts the appointment as successor Trustee, paying agent and registrar under the Indenture, effective at the close of the Effective date, and assumes the rights and duties of the Successor Trustee with respect to any such Securities, any other properties, rights, powers, trusts, duties and obligations vested in the Trustee under the Indenture and agrees to serve as Trustee, paying agent and registrar, and in any other capacities served by the Resigning Trustee under the Indenture, and to perform all such duties and obligations of the Trustee, paying agent and registrar under the Indenture.

Section 1.06. Notice to Holders. The Company and the Successor Trustee will notify all the Holders of the Company’s outstanding Securities of the resignation of the Resigning Trustee and the appointment and acceptance of the Successor Trustee hereunder, as provided by Section 910(g) of the Indenture.

Section 1.07 Further Assurances. The Resigning Trustee hereby agrees, upon the reasonable request of the Company or the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may be reasonably required for more fully and certainly vesting and confirming in the Successor Trustee all the right, title and interest of the Resigning Trustee in and to the Securities and any with respect to all such other properties, rights, powers, trusts, duties and obligations held in trust by the Trustee under the Indenture.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of Resigning Trustee. The Resigning Trustee hereby represents and warrants to the Company and the Successor Trustee as follows:

(a)	The Resigning Trustee is a New York banking corporation duly organized and validly existing under the laws of the State of New York, and has the power and authority to execute and deliver this Agreement; and

(b)	to the best knowledge of the Resigning Trustee, no Default or Event of Default has occurred and is continuing under the Indenture, and no suit, action, claim or proceeding is pending or threatened against the Resigning Trustee in connection with its actions as Trustee or relating to the Securities issued and outstanding under the Indenture.

Section 2.02 Representations and Warranties of the Successor Trustee. The Successor Trustee hereby represents and warrants to the Company and the Resigning Trustee as follows:

(a)	The Successor Trustee is a national banking association organized and validly existing under the laws of the United States of America; and

(b)	the Successor Trustee is qualified and eligible to serve as Trustee under the Indenture; and

(c)	the Successor Trustee has the power and authority to execute and deliver this Agreement.

Section 2.03 Representations and Warranties of the Company. The Company hereby represents and warrants to the Resigning Trustee and the Successor Trustee as follows:

(a)	The Company is a corporation duly organized and validly existing under the laws of the State of Ohio, and has the power and authority to execute and deliver this Agreement, and to appoint the Successor Trustee under the Indenture; and

(b)	to the best knowledge of the Company, no Default or Event of Default has occurred and is continuing under the Indenture, and no suit, action, claim or proceeding is pending or threatened against the Company under or relating to the Indenture or any of the Securities issued and outstanding under the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.01 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.02 Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 3. 03 Definitions. Any term herein used and not otherwise defined in this Agreement shall have the meaning ascribed to it in the Indenture.

Section 3.04. Preservation of Rights. Except as expressly otherwise provided herein, nothing contained in this Agreement shall in any way affect the obligations or rights of the Company, the Resigning Trustee, the Successor Trustee or any Holder of the Company’s Securities issued and outstanding under the Indenture.

Section 3.05 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 3.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Resigning Trustee, the Successor Trustee and the Company, and their respective successors and assigns.

Section 3.07 Amendments. This Agreement may be amended only in a writing signed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of May 16, 2012.

THE BANK OF NEW YORK MELLON, as Resigning Trustee

By:	/s/ Philip L. Watson
	Name:	Philip L. Watson
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Successor Trustee

By:	/s/ David A. Kovach
	Name:	David A. Kovach
	Title:	Vice President

FIRSTENERGY CORP.

By:	/s/ Steven R. Staub
	Name:	Steven R. Staub
	Title:	Assistant Treasurer